August 17, 2015

Omar Akram
Chairman of the Board
Adaptive Medias, Inc.
16795 Von Karman Avenue, Suite 240
Irvine, CA 92606

Dear Mr. Akram:

Please accept my resignation as a Board Member of Adaptive Medias, Inc. effective July 6, 2015. Under the terms of my resignation, it is understood that Adaptive Medias, Inc. will issue me 100,000 shares of restricted common stock; 75,000 warrants exercisable at $1.50 which are exercisable for two years from the date of this resignation; and a right of participation on future financing opportunities.

Sincerely,

Norman Brodeur

Agreed to on behalf of Adaptive Medias, Inc.

Omar Akram
Chairman of the Board